CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
  Westside Energy Corporation
  Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-114686) of our report dated February 11, 2005 relating to the financial statements for the two years ended December 31, 2004, which appears in this Annual Report on Form 10-KSB/A.


October 7, 2005

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas